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                                                                    EXHIBIT 21.1

         ENTITY
         ------

     1.  PanAmSat Africa (Proprietary) Limited

     2.  PanAmSat Asia (Hong Kong) Limited

     3.  PanAmSat Asia Carrier Services, Inc.

     4.  PanAmSat Asia Pty. Ltd.

     5.  PanAmSat Capital Corporation

     6.  PanAmSat Carrier Services, Inc.

     7.  PanAmSat Communications Carrier Services, Inc.

     8.  PanAmSat Communications Japan, Inc.

     9.  PanAmSat Communications Services, Inc.

    10.  PanAmSat Europe Limited

    11.  PanAmSat FSC, Incorporated

    12.  PanAmSat India, Inc.

    13.  PanAmSat International Holdings, Inc.

    14.  PanAmSat International Limited

    15.  PanAmSat International Sales, Inc.

    16.  PanAmSat International Systems Limited

    17.  PanAmSat International Systems, Inc.

    18.  PanAmSat Korea Limited

    19.  PanAmSat Licensee Corp.

    20.  PAS International Employment, Inc.

    21.  PAS International Systems, LLC

    22.  Southern Satellite Corp

    23.  Southern Satellite Licensee Corporation

    24.  USHI, Inc.

    25.  NET/36, Inc.